UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2008
Date of Report (Date of earliest event reported)

SILICA RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52169	71-0990401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1010 – 789 West Pender Street, Vancouver, B.C. V6C 1H2	V6C 1H2
(Address of principal executive offices)	(Zip Code)

(604) 630-2940
Registrant’s telephone number, including area code

1110 Hamilton Street, Suite 306
Vancouver, British Columbia, Canada V6B 2S2
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE

Item 5.02          Departure of Directors or Certain Officers;

Effective on October 17, 2008  the Board of Directors of Silica Resources Corporation (the “Company”) accepted the resignation of Lee Borschowa as director of the Company effective October 17, 2008.

The Company’s current directors and officers remain as follows:

As a result of the changes indicated above, the Company’s current officers and directors are as follows:

Name	Position
Gerry Jardine	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer, and a Director
Richard W. Thomssen	Vice President of Exploration, and a Director
Paul D. Brock	Director

Gerry Jardine has been our President/Chief Executive Officer and a director since January 31, 2008 and our Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer since June 11, 2008. Mr. Jardine is a member of the Investor Relations team at Sweetwater Capital. Mr. Jardine was president and chief executive officer and a director of New Pacific Ventures from 2001 to 2006. From 1999 to 2004, he was the secretary/treasurer and a director of Prefco Enterprises Inc., a public Canadian construction/development company. From 1989 to 2003, Mr. Jardine was the president and chief executive officer and a director of Truax Venture Corporation, a Canadian public exploration company. Additionally, from 1996 to 2003, Mr. Jardine was the president of Amcan Fiscal Consultants Inc., a private consulting company. From 1986 to 1997, Mr. Jardine was the president and chief executive officer and a director of PowerTech Industries Inc., a Canadian public company involved in the manufacture and sales of HVAC equipment. Over the past twenty-three years, Mr. Jardine has also served as a director to more than half a dozen other companies, mainly operating in resource industries.

Richard W. Thomssen has been our Vice-President of Exploration and a director since January 31, 2008. Mr. Thomssen has been a Geological and Mineralogical Consultant for over fifty years with projects including exploration, evaluation, feasibility and development studies and operations throughout the United States, Canada, Mexico, New Zealand, Australia and Brazil for a wide variety of corporate clients. The highlights of his career include the discovery for Cyprus Mines Corporation of the Cannivan molybdenum deposit in Montana and the Copperstone gold deposit in Arizona. He also made considerable contributions to the exploration and development of the Thompson Creek molybdenum deposit in Idaho. He graduated with honors from the University of California with a B.A. in Geology in 1955. He later attended The University of Arizona as a graduate student and was a Visiting Research Associate in Physical Sciences at the Smithsonian Institution. Mr. Thomssen has been honored by having a new mineral "dickthomssenite" named for his contributions and research in the field of mineralogy and geology.

Paul D. Brock has been a member of our board of directors since May 3, 2007. Mr. Brock has also been the president of Bent International Inc., a private company engaged in international business and trade consulting, from 1999 to the present. Mr. Brock is a director of VendTek Systems Inc. where previously served as Chairman and President from December 1988 to June 2006. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998. In addition, Mr. Brock is a director of i-level Media Group Incorporated, Power Air Corporation and Zoro Mining Corp., which are reporting companies under the Exchange Act.

SECTION 8 – OTHER EVENTS

Item 8.01          Other Events.

Effective October 17, 2008, the Company’s head office location will be Suite 1010 – 789 West Pender Street, Vancouver, B.C.  V6C 1H2, tel (604) 630-2940 or (866) 506-7979, fax (604) 637-3108.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICA RESOURCES CORPORATION

DATE: October 17, 2008	By:	/s/ Gerry Jardine
Name: Gerry Jardine
Title: President

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